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                                                                    EXHIBIT 4.09

                           FOURTH AMENDMENT TO AMENDED
                          AND RESTATED CREDIT AGREEMENT

          This Fourth Amendment to Amended and Restated Credit Agreement (the "Amendment") is dated as of June 27, 2003, and is made by and among EDUCATION MANAGEMENT CORPORATION, (the "Borrower"), the BANKS under the Credit Agreement (as hereafter defined), NATIONAL CITY BANK OF PENNSYLVANIA (the "Agent"), as the Agent for the Banks and Issuing Bank, WACHOVIA BANK, NATIONAL ASSOCIATION, as Syndication Agent, SUNTRUST BANK, as Syndication Agent, FLEET NATIONAL BANK, as Documentation Agent, and JPMORGAN CHASE BANK, as Documentation Agent.

                                    RECITALS:

          WHEREAS, the Borrower, the Banks and the Agent entered into that certain Amended and Restated Credit Agreement dated as of September 20, 2001, as amended by that First Amendment dated as of February 15, 2002, as amended by that Second Amendment dated as of August 19, 2002 and as amended by that Waiver and Third Amendment dated as of April 30, 2003 (as it has been and may be amended, modified, supplemented, extended or restated from time to time, the "Credit Agreement");

          WHEREAS, pursuant to Section 6.13(a)(vi) of the Credit Agreement, the Borrower is permitted to make Permitted Acquisitions in each Fiscal Year to the extent that the aggregate Consideration for such acquisitions in such Fiscal Year does not exceed the limitation set forth in such Section, and such Permitted Acquisitions are subject to the other terms of Section 6.13 of the Credit Agreement;

          WHEREAS, the Borrower has requested that the Banks permit the Borrower to acquire South University, Inc. without the Consideration paid in connection with the acquisition of South University, Inc. decreasing the annual aggregate Consideration limitation provided for in Section 6.13(vi) of the Credit Agreement; and

          WHEREAS, the Banks are willing to accommodate such request of the Borrower, subject to the terms and conditions hereof.

          NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound, the parties hereto agree as follows:

                                   AGREEMENT:

          1. Capitalized terms used herein and not otherwise defined shall have the meanings given to them under the Credit Agreement.

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          2. Subsection 6.13(a)(vi) of the Credit Agreement is hereby amended and restated as follows:

               "(vi) in connection with the closing of any single Permitted Acquisition, the Consideration for such Permitted Acquisition other than capital stock of the Borrower, when aggregated with the Permitted Acquisitions (exclusive of the acquisition of Argosy and IFAC) previously consummated in such Fiscal Year of the Borrower, shall not cause the aggregate Consideration (other than capital stock of the Borrower) in such Fiscal Year to exceed the following amounts for the following years:

Fiscal Year ended June 2002           $25,000,000;
Fiscal Year ended June 30, 2003       $32,500,000; and
Fiscal Year ended June 30, 2004
   and each Fiscal year thereafter    $40,000,000;

provided, however, the Consideration paid in connection with the acquisition of South University, Inc., to the extent that such Consideration does not exceed $55,000,000, shall be excluded from the aggregate annual Consideration limitation for the Fiscal Year ended June 30, 2004, so long as each of the other requirements of this Section 6.13 is met with respect to the acquisition of South University, Inc.

          In connection with the closing of any Permitted Acquisition when the Consideration given by the Borrower is the capital stock of the Borrower, the Consideration, when aggregated with the Permitted Acquisitions previously consummated in such Fiscal Year of the Borrower in which the Consideration was capital stock of the Borrower, shall not cause the aggregate Consideration of such Permitted Acquisitions to exceed $75,000,000.

          The Consideration in connection with the acquisition of Argosy shall not exceed $100,000,000."

The remainder of Section 6.13 shall remain unchanged hereby.

          3. By its execution below, the Borrower and each other Loan Party acknowledges and agrees that except as amended by this Amendment and the documents executed and delivered in connection herewith or in connection with the Credit Agreement, the Credit Agreement and the other Loan Documents and all obligations thereunder remain in full force and effect with respect to the Bank Indebtedness.

          4. The Credit Agreement, the Loan Documents and all prior amendments and modifications thereto are hereby modified solely to the extent that any of the terms or provisions thereof are irreconcilably inconsistent with the terms and provisions of this Amendment.

          5. The Recitals set forth above are incorporated herein by reference and made a part hereof, and the Borrower and each other Loan Party represents, warrants and attests to the veracity thereof as well as to the veracity of the representations set forth in the Credit Agreement

                                       2

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as of the date hereof (except representations which expressly relate solely to an earlier date or time, which representations shall be true as of the specific dates or times referred to therein).

          6. The Borrower and each other Loan Party represents that this Amendment has been duly executed and delivered by the Borrower and such other Loan Party, as applicable, and constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower and such other Loan Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforceability of creditors rights generally or by general equitable principles.

          7. Neither this Amendment nor the consummation of the transactions contemplated herein nor the performance by the Borrower or any Loan Party of its obligations hereunder will (i) violate any law, rule or regulation or court order to which the Borrower or such Loan Party is subject; (ii) conflict with or result in a breach of the Borrower's or such Loan Party's articles of incorporation or bylaws or any material agreement or instrument to which the Borrower or other Loan Party is subject or by which its properties are bound or
(iii) result in the creation or imposition of any lien, security interest or encumbrance on the property of the Borrower or any other Loan Party, whether now owned or hereafter acquired, other than liens in favor of Agent for the benefit of the Banks.

          8. This Amendment may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

          9. This Amendment shall become effective when (i) it has been executed by the Borrower and the Required Banks and acknowledged by Western State University College of Law and delivered to the Agent and (ii) the Borrower has paid an amendment fee of .05% multiplied by the Revolving Credit Commitment of each Bank that executes and delivers this Amendment to Agent prior to 5:00 p.m. on June 26, 2003 (each an "Approving Bank") to the Agent for the ratable benefit of the Approving Banks.

                         [SIGNATURES BEGIN ON NEXT PAGE]

                                       3

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                   [SIGNATURE PAGE 1 OF 9 TO FOURTH AMENDMENT
                    TO AMENDED AND RESTATED CREDIT AGREEMENT]

          Executed as of the day and year first above written.

                                          EDUCATION MANAGEMENT CORPORATION


                                          By /s/ Kristen Gribble
                                             -----------------------------------
                                          Kristen Gribble, Treasurer

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                   [SIGNATURE PAGE 2 OF 9 TO FOURTH AMENDMENT
                    TO AMENDED AND RESTATED CREDIT AGREEMENT]

                                          NATIONAL CITY BANK OF PENNSYLVANIA,
                                          individually and as Agent


                                          By /s/ John L. Hayes, IV
                                             -----------------------------------
                                          John L. Hayes, IV, Vice President

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                   [SIGNATURE PAGE 3 OF 9 TO FOURTH AMENDMENT
                    TO AMENDED AND RESTATED CREDIT AGREEMENT]

                                          WACHOVIA BANK, NATIONAL ASSOCIATION,
                                          individually and as Syndication Agent


                                          By /s/ Patrick J. Kaufmann
                                             -----------------------------------
                                          Patrick J. Kaufmann, Vice President

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                   [SIGNATURE PAGE 4 OF 9 TO FOURTH AMENDMENT
                    TO AMENDED AND RESTATED CREDIT AGREEMENT]

                                          SUNTRUST BANK, individually and as
                                          Syndication Agent


                                          By /s/ Stephen Derry
                                             -----------------------------------
                                          Stephen Derry, Director

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                   [SIGNATURE PAGE 5 OF 9 TO FOURTH AMENDMENT
                    TO AMENDED AND RESTATED CREDIT AGREEMENT]

                                          FLEET NATIONAL BANK, individually and
                                          as Documentation Agent


                                          By /s/ Edward McKenney
                                             -----------------------------------
                                          Edward McKenney, Senior Vice President

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                   [SIGNATURE PAGE 6 OF 9 TO FOURTH AMENDMENT
                    TO AMENDED AND RESTATED CREDIT AGREEMENT]

                                          JPMORGAN CHASE BANK, individually and
                                          as Documentation Agent


                                          By /s/ John Malone
                                             -----------------------------------
                                          John Malone, Vice President

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                   [SIGNATURE PAGE 7 OF 9 TO FOURTH AMENDMENT
                    TO AMENDED AND RESTATED CREDIT AGREEMENT]

                                          BANK ONE, MICHIGAN


                                          By /s/ Mahua Thakurta
                                             -----------------------------------
                                          Manhua Thakurta, Associate Director

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                   [SIGNATURE PAGE 8 OF 9 TO FOURTH AMENDMENT
                    TO AMENDED AND RESTATED CREDIT AGREEMENT]

                                          FIFTH THIRD BANK


                                          By /s/ Christopher S. Helmeci
                                             -----------------------------------
                                          Christopher S. Helmeci, Vice President

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                   [SIGNATURE PAGE 9 OF 9 TO FOURTH AMENDMENT
                    TO AMENDED AND RESTATED CREDIT AGREEMENT]

                                          AMERISERV FINANCIAL BANK


                                          By /s/ Mitchell D. Edwards
                                             -----------------------------------
                                          Mitchell D. Edwards, Vice President

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                                     JOINDER

The undersigned hereby joins in the foregoing Amendment for purposes of acknowledging its continuing obligations under the Subsidiary Continuing Agreement of Guaranty and Suretyship dated as of April 30, 2003, and the undersigned hereby confirms that all the undersigned's obligations thereunder remain in full force and effect with respect to obligations of the Borrower and the undersigned to the Banks.

                                          WESTERN STATE UNIVERSITY COLLEGE
                                          OF LAW


                                          By /s/ Kristen Gribble
                                             -----------------------------------
                                          Kristen Gribble, Treasurer